UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2015

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 14, 2015. The four proposals considered at the annual meeting were voted on as follows:

Proposal 1: The election of eight directors for the ensuing year. The number of votes cast for and withheld for each nominee for director along with the number of broker non-votes is set forth below:

			Broker Non-Votes:
Nominee:	For:	Withheld:
Edward K. Aldag, Jr.	141,411,428	17,265,394	38,929,088
G. Steven Dawson	153,110,527	5,566,295	38,929,088
R. Steven Hamner	137,080,108	21,596,714	38,929,088
Robert E. Holmes, Ph.D.	144,539,265	14,137,557	38,929,088
Sherry A. Kellett	145,760,794	12,916,028	38,929,088
William G. McKenzie	149,970,620	8,706,202	38,929,088
L. Glenn Orr, Jr.	135,856,126	22,820,696	38,929,088
D. Paul Sparks, Jr.	157,276,182	1,400,640	38,929,088

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
191,232,485	5,257,851	1,115,574

Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
82,927,546	74,812,550	39,865,814

Proposal 4: A proposal for an amendment to Company’s charter to remove plurality voting standard in uncontested director elections:

For:	Against:	Abstentions and Broker Non-Votes:
151,717,143	3,377,090	42,511,677

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 14, 2015

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